As filed with the Securities and Exchange Commission on March 11, 2016
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0474169 (I.R.S. Employer Identification No.)
8800 Technology Forest Place The Woodlands, Texas (Address of Principal Executive Offices)	77381 (Zip Code)
____________________
Equity Incentive Plan
Non-Employee Directors' Equity Incentive Plan
(Full titles of the plans)
____________________
Lonnel Coats
President and Chief Executive Officer
8800 Technology Forest Place
The Woodlands, Texas 77381
(281) 863-3000
(Name, address and telephone number, including area code, of agent for service)
____________________
copies to:

David P. Oelman Julian J. Seiguer Vinson & Elkins L.L.P. 1001 Fannin Houston, Texas 77002-6760 (713) 758-3708	Brian T. Crum Vice President and General Counsel Lexicon Pharmaceuticals, Inc. 8800 Technology Forest Place The Woodlands, Texas 77381 (281) 863-3000
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (check one):  Large accelerated filer ☐   Accelerated filer  ☑ Non-accelerated filer ☐   Smaller reporting company ☐
____________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Title of Plan	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001	Equity Incentive Plan	2,857,143 shares	$10.94	$31,257,144	$3,148
Common Stock, par value $0.001	Non-Employee Directors' Equity Incentive Plan	142,857 shares	$10.94	$1,562,856	$157

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of common stock that become issuable under the Equity Incentive Plan or Non-Employee Directors' Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based on the average of the high and low sales price per share of the registrant's common stock, as reported on The Nasdaq Global Select Market on March 9, 2016.

EXPLANATORY NOTE

Lexicon Pharmaceuticals, Inc. (the “Company”) previously filed registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678 and 333-183020) registering the issuance of an aggregate of 7,142,857 shares of the Company’s common stock under its Equity Incentive Plan and an aggregate of 214,285 shares of the Company’s common stock under its Non-Employee Directors’ Equity Incentive Plan, adjusted in each case to give effect to a one-for-seven reverse split of the Company’s common stock in May 2015 (the “Reverse Stock Split”).
On April 23, 2015, the Company’s stockholders approved an amendment to the Equity Incentive Plan that increased the total number of shares of the Company’s common stock that may be issued pursuant to stock awards granted under the plan from 7,142,857 to 10,000,000 shares, as adjusted to give effect to the Reverse Stock Split.
On April 23, 2015, the Company’s stockholders also approved an amendment to the Non-Employee Directors’ Equity Incentive Plan that increased the total number of shares of the Company’s common stock that may be issued pursuant to stock awards granted under the plan from 214,285 to 357,142 shares, as adjusted to give effect to the Reverse Stock Split.
Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement on Form S-8 is being filed by the Company for the purpose of registering the issuance of an additional 2,857,143 shares of the Company’s common stock under the Equity Incentive Plan and an additional 142,857 shares of the Company’s common stock under the Non-Employee Directors’ Equity Incentive Plan as a result of such increases in the number of shares reserved for issuance under the plans. This registration statement will increase the number of shares registered under the Equity Incentive Plan and Non-Employee Directors’ Equity Incentive Plan to 10,000,000 and 357,142, respectively. The content contained in the Company’s registration statements on Form S-8 (Registration Nos. 333-41532, 333-168678 and 333-183020) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.2	—
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 20, 2015 and incorporated by reference herein).

4.3	—	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.4	—	Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.5	—
Amendment, dated October 7, 2009, to Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 7, 2009 and incorporated by reference herein).

4.6	—	Registration Rights Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.7	—	Stockholders' Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).

Exhibit No.		Description

4.8	—
Supplement to Transaction Agreements, dated March 15, 2010, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 15, 2010 and incorporated by reference herein).

4.9	—
Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 23, 2012 and incorporated by reference herein).

4.10	—
Amended and Restated Purchase Option Agreement, dated July 30, 2010, with Symphony Icon Holdings LLC and Symphony Icon, Inc. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated July 30, 2010 and incorporated by reference herein).

4.11	—
Amended and Restated Registration Rights Agreement, dated July 30, 2010, with Symphony Icon Holdings LLC (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated July 30, 2010 and incorporated by reference herein).

4.12	—
Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, with Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).

4.13	—	Form of 5.25% Convertible Senior Notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).
*5.1	—	Opinion of Vinson & Elkins L.L.P.
*23.1	—	Consent of Ernst & Young LLP
*23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
*24.1	—	Power of Attorney (contained in signature page).
99.1	—	Equity Incentive Plan (filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 and incorporated by reference herein).
99.2	—	Non-Employee Directors' Equity Incentive Plan (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 and incorporated by reference herein).
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on March 11, 2016.

Lexicon Pharmaceuticals, Inc.

By:	/s/ Lonnel Coats
Lonnel Coats
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below appoints Lonnel Coats and Jeffrey L. Wade, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.
PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.

Signature	Title	Date

/s/ Lonnel Coats	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2016
Lonnel Coats

/s/ Jeffrey L. Wade	Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer (Principal Financial Officer)	March 11, 2016
Jeffrey L. Wade, J.D.

/s/ James F. Tessmer	Vice President, Finance and Accounting (Principal Accounting Officer)	March 11, 2016
James F. Tessmer

/s/ Raymond Debbane	Chairman of the Board of Directors	March 11, 2016
Raymond Debbane

/s/ Philippe J. Amouyal	Director	March 11, 2016
Philippe J. Amouyal

/s/ Samuel L. Barker	Director	March 11, 2016
Samuel L. Barker, Ph.D.

/s/ Robert J. Lefkowitz	Director	March 11, 2016
Robert J. Lefkowitz, M.D.

/s/ Alan S. Nies	Director	March 11, 2016
Alan S. Nies, M.D.

/s/ Frank P. Palantoni	Director	March 11, 2016
Frank P. Palantoni

Signature	Title	Date

/s/ Christopher J. Sobecki	Director	March 11, 2016
Christopher J. Sobecki

/s/ Judith L. Swain	Director	March 11, 2016
Judith L. Swain, M.D.

EXHIBIT INDEX

Exhibit No.		Description

4.1	—	Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 20, 2015 and incorporated by reference herein).

4.3	—	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K dated April 26, 2012 and incorporated by reference herein).
4.4	—	Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.5	—
Amendment, dated October 7, 2009, to Securities Purchase Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 7, 2009 and incorporated by reference herein).

4.6	—	Registration Rights Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.7	—	Stockholders' Agreement, dated June 17, 2007, with Invus, L.P. (filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated June 17, 2007 and incorporated by reference herein).
4.8	—
Supplement to Transaction Agreements, dated March 15, 2010, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 15, 2010 and incorporated by reference herein).

4.9	—
Supplement No. 2 to Transaction Agreements, dated February 23, 2012, with Invus, L.P. and Invus C.V. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 23, 2012 and incorporated by reference herein).

4.10	—
Amended and Restated Purchase Option Agreement, dated July 30, 2010, with Symphony Icon Holdings LLC and Symphony Icon, Inc. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated July 30, 2010 and incorporated by reference herein).

4.11	—
Amended and Restated Registration Rights Agreement, dated July 30, 2010, with Symphony Icon Holdings LLC (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated July 30, 2010 and incorporated by reference herein).

4.12	—
Indenture related to the 5.25% Convertible Senior Notes due 2021, dated as of November 26, 2014, with Wells Fargo Bank, N.A. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).

4.13	—	Form of 5.25% Convertible Senior Notes due 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 26, 2014 and incorporated by reference herein).
*5.1	—	Opinion of Vinson & Elkins L.L.P.
*23.1	—	Consent of Ernst & Young LLP
*23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
*24.1	—	Power of Attorney (contained in signature page).
99.1	—	Equity Incentive Plan (filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 and incorporated by reference herein). .
99.2	—	Non-Employee Directors' Equity Incentive Plan (filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 and incorporated by reference herein).
*    Filed herewith.